Exhibit 10.2

RECORDATION REQUESTED	This Instrument was prepared by (with the assistance of local Virginia counsel):
BY AND WHEN RECORDED
MAIL TO:	Martin E. Steere, Esq.
Manatt, Phelps & Phillips, LLP
First Credit Bank	11355 W. Olympic Boulevard
9255 Sunset Boulevard	Los Angeles, California 90064
Los Angeles, California 90069	Tax Map Reference No.:
Attention: Loan Administration

THIS IS A CREDIT LINE DEED OF TRUST WITHIN THE MEANING OF SECTION 55-58.2 OF THE CODE OF VIRGINIA (1950), AS AMENDED. FOR THE PURPOSES OF AND TO THE EXTENT REQUIRED BY SUCH SECTION, (i) THE NAME OF THE NOTEHOLDER SECURED BY THIS CREDIT LINE DEED OF TRUST IS FIRST CREDIT BANK, A CALIFORNIA BANKING CORPORATION, (ii) THE ADDRESS AT WHICH COMMUNICATIONS MAY BE MAILED OR DELIVERED TO SUCH NOTEHOLDER IS 9255 SUNSET BOULEVARD, LOS ANGELES, CALIFORNIA 90069, AND (iii) THE MAXIMUM AGGREGATE AMOUNT OF PRINCIPAL TO BE SECURED AT ANY ONE TIME IS TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00).

CREDIT LINE CONSTRUCTION DEED OF TRUST,

SECURITY AGREEMENT AND FIXTURE FILING

(WITH ASSIGNMENT OF RENTS AND LEASES)

THIS CREDIT LINE CONSTRUCTION DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (WITH ASSIGNMENT OF RENTS AND LEASES) (this “Deed of Trust”) is dated February 4, 2009 and is effective as of February 6, 2009, among FOX PROPERTIES LLC, a Delaware limited liability company (referred to below sometimes as “Borrower” and sometimes as “Trustor”) (Grantor for Indexing Purposes), whose address is c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, NW, Suite 900, Washington D.C., 20005, Donald Goldrosen, an individual, and D. Wyatt Bethel, an individual, either of whom may act hereunder (referred to below as “Trustee”), both of whom are residents of Fairfax County, Virginia, whose address is 9302 Lee Highway, Suite 1100, Fairfax, VA 22031-1214, and FIRST CREDIT BANK, a California banking corporation (referred to below sometimes as “Lender” and sometimes as “Beneficiary”) (Grantee for Indexing Purposes), whose address is 9255 Sunset Boulevard, Los Angeles, CA 90069.

CONVEYANCE AND GRANT. For valuable consideration, Trustor irrevocably grants, transfers and assigns to Trustee in trust, with power of sale, for the benefit of Lender as Beneficiary, with General Warranty and English Covenants of Title, all of Trustor’s right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights-of-way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, located in Loudoun County, Virginia (the “Real Property”):

See Exhibit A attached hereto and incorporated herein by reference.

DEED OF TRUST

(Continued)

Trustor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Trustor’s right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. This is an absolute assignment of Rents made in connection with an obligation secured by real property.

Trustor presently assigns to Lender all present and future right, title and interest of Trustor in and to all accounts, general intangibles, chattel paper, deposit accounts, money, instruments and documents (as those terms are defined in the Uniform Commercial Code (“UCC”)) and all other agreements, obligations, rights and written materials (in each case whether existing now or in the future) now or in the future relating to or otherwise arising in connection with or derived from the Property or any other part of the Property or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing of the Property or any other part of the Property, including (to the extent applicable to the Property or any other portion of the Property) (i) permits, approvals and other governmental authorizations, (ii) improvement plans and specifications and architectural drawings, (iii) agreements with contractors, subcontractors, suppliers, project managers, supervisors, designers, architects, engineers, sales agents, leasing agents, consultants and property managers, (iv) takeout, refinancing and permanent loan commitments, (v) warranties, guaranties, indemnities and insurance policies (including insurance policies obtained in accordance with the Construction Loan Agreement of even date herewith by and between Trustor and Beneficiary (“Construction Loan Agreement”) and whether or not required to be carried by Trustor pursuant to the terms hereof), together with insurance payments and unearned insurance premiums, (vi) claims, demands, awards, settlements and other payments arising or resulting from or otherwise relating to any insurance (whether or not Beneficiary is named as a loss payee of such insurance) or any loss or destruction of, injury or damage to, trespass on or taking, condemnation (or conveyance in lieu of condemnation) or public use of any of the Property, (vii) the undisbursed funds in the Construction Loan Account (as defined in the Construction Loan Agreement) and all of the Trustor’s funds now or hereafter held on deposit in the Construction Loan Account, (viii) license agreements, service and maintenance agreements, purchase and sale agreements and purchase options, together with advance payments, security deposits and other amounts paid to or deposited with Trustor under any such agreements, (ix) reserves, deposits, bonds, deferred payments, refunds, rebates, discounts, cost savings, escrow proceeds, sale proceeds and other rights to the payment of money, trade names, trademarks, goodwill and all other types of intangible personal property of any kind or nature, and (x) all supplements, modifications, amendments, renewals, extensions, proceeds, replacements and substitutions of or to any of such property.

In addition, Trustor grants Lender a UCC security interest in the Rents and the Personal Property defined below. Trustor covenants and agrees that upon recordation in the land records of the County of Loudoun, Commonwealth of Virginia, this Deed of Trust shall constitute a “construction mortgage” under Section 9334(h) of the UCC and under Section 8.9A-334(h) of the Code of Virginia (1950), as amended, and shall also constitute a financing statement filed as a fixture filing under Sections 9334 and 9502(c) of the UCC and under Section 8.9A-502(c) of the Code of Virginia (1950), as amended.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) DUE, PROMPT AND COMPLETE OBSERVANCE, PERFORMANCE AND DISCHARGE OF EACH AND EVERY CONDITION, OBLIGATION, COVENANT AND AGREEMENT CONTAINED IN THIS DEED OF TRUST, OR IN SAID NOTE, OR IN THE CONSTRUCTION LOAN AGREEMENT OR IN THE LOAN DOCUMENTS (AS DEFINED IN THE CONSTRUCTION LOAN AGREEMENT), THE RELATED DOCUMENTS AND ALL MODIFICATIONS, RENEWALS OR EXTENSIONS OF ANY OF THE FOREGOING, AND THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

TRUSTOR’S REPRESENTATIONS AND WARRANTIES. Trustor warrants that Trustor has the full power, right, and authority to enter into this Deed of Trust and to hypothecate the Property and the provisions of this Deed of Trust do not conflict with, or result in a default under any agreement or other instrument binding upon Trustor and do not result in a violation of any law, regulation, court decree or order applicable to Trustor.

DEED OF TRUST

(Continued)

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Trustor shall pay to Lender all Indebtedness secured by this Deed of Trust as it becomes due, and Trustor shall strictly perform all of its obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Trustor agrees that Trustor’s possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Trustor may (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property.

Duty to Maintain. After substantial completion of the improvements being constructed on the Property, Trustor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Hazardous Substances. The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA’), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state, Federal or local laws, rules, or regulations adopted pursuant to any of the foregoing. The terms “hazardous waste” and “hazardous substance” shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. Trustor represents and warrants to Lender that: (a) During the period of Trustor’s ownership of the Property, to the best of Trustor’s knowledge, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person of, under, about or from the Property in violation of environmental law; (b) Trustor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the Property by any prior owners or occupants of the Property in violation of environmental law or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (c) except as previously disclosed to and acknowledged by Lender in writing, neither Trustor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from the Property except in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. If Lender has a reasonable basis to believe that Trustor has breached the provisions of this Section, Trustor authorizes Lender and its agents to enter

DEED OF TRUST

(Continued)

upon the Property to make such inspections and tests, at Trustor’s expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Trustor or to any other person. The representations and warranties contained herein are based on Trustor’s due diligence in investigating the Property for hazardous waste and hazardous substances. Trustor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Trustor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damage, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Trustor’s ownership or interest in the Property, whether or not the same was or should have been known to Trustor. The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Trustor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Trustor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender, except as necessary to complete the construction of the improvements on the Property.

Removal of Improvements. Except as necessary to complete the construction of the improvements on the Property, Trustor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender. As a condition to the removal of any Improvements, Lender may require Trustor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender’s Right to Enter. Lender and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender’s interests and to inspect the Property for purposes of Trustor’s compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Trustor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Trustor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceedings, including appropriate appeals, so long as Trustor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized. Lender may require Trustor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Duty to Protect. Trustor agrees neither to abandon nor leave unattended the Property. Trustor shall do all other acts, in addition to those so set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DEED OF TRUST

(Continued)

DUE ON SALE—CONSENT BY LENDER. Lender may, at its option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without the Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years (provided, however, that the foregoing shall not apply to leases that, when coupled with all other prior leases, do not in the aggregate exceed 190,000 square feet of space at the Property, further provided that such leases are at rents equal to fair market value as reasonably determined by Borrower in good faith), lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust.

Payment. Trustor shall pay when due (and in all events at least ten (10) days prior to delinquency) all taxes, special taxes, assessment, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Trustor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due, except for the existing indebtedness referred to below, and except as otherwise provided in this Deed of Trust.

Right To Contest. Trustor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Trustor shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Trustor has written notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys’ fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Trustor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Trustor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Trustor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

Maintenance of Insurance. Trustor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance

DEED OF TRUST

(Continued)

clause, and with a standard mortgagee clause in favor of Lender. Trustor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Trustor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Notwithstanding the foregoing, in no event shall Trustor be required to provide hazard insurance in excess of the replacement value of the improvements on the Real Property. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Trustor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Trustor or any other person. Should the Real Property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Trustor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

Application of Proceeds. Trustor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $50,000.00. Lender may make proof of loss if Trustor fails to do so within fifteen (15) days of the casualty. If, in Lender’s good faith judgment, Lender’s security interest in the Property has been impaired, Lender may, at its election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If the proceeds are to be applied to restoration and repair, Trustor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Trustor from the proceeds for the reasonable cost of repair or restoration if no Event of Default exists under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Trustor as Trustor’s interests may appear.

Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee’s sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

Trustor’s Report on Insurance. Upon the written request of Lender, however not more than once a year, Trustor shall furnish to Lender a report on each existing policy of insurance showing; (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; and (e) the expiration date of the policy.

TAX AND INSURANCE RESERVES. Following an Event of Default and otherwise subject to any limitations set by applicable law, Lender may require Trustor to maintain with Lender reserves for payment of annual taxes, assessments, and insurance premiums, which reserves shall be created by advance payment or monthly payments of a sum estimated by Lender to be sufficient to produce amounts at least equal to the

DEED OF TRUST

(Continued)

taxes, assessments, and insurance premiums to be paid. The reserve funds shall be held by Lender as a general deposit from Trustor, which Lender may satisfy by payment of the taxes, assessments, and insurance premiums required to be paid by Trustor as they become due. Lender shall have the right to draw upon the reserve funds to pay such items, and Lender shall not be required to determine the validity or accuracy of any item before paying it. Nothing in the Deed of Trust shall be construed as requiring Lender to advance other monies for such purposes, and Lender shall not incur any liability for anything it may do or omit to do with respect to the reserve account. All amounts in the reserve account are hereby pledged to further secure the Indebtedness, and Lender is hereby authorized to withdraw and apply such amounts on the Indebtedness upon the occurrence of an Event of Default. Lender shall not be required to pay any interest or earnings on the reserve funds unless required by law or agreed to by Lender in writing. Lender does not hold the reserve funds in trust for Trustor, and Lender is not Trustor’s agent for payment of the taxes and assessments required to be paid by Trustor.

EXPENDITURES BY LENDER. If Trustor fails to maintain the lien of this Deed of Trust in good standing as required below, or if any action or proceeding is commenced that would materially affect Lender’s interests in the Property, Lender on Trustor’s behalf may, but shall not be required to, take any action that Lender deems appropriate. Any amount that Lender expends in so doing will bear interest at the rate provided for in the Note from the date incurred or paid by Lender to the date of repayment by Trustor. All such expenses, at Lender’s option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note’s maturity. This Deed of Trust also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Lender may be entitled on account of the default. Any such action by Lender shall not be construed as curing the default so as to bar Lender from any remedy that it otherwise would have had.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust.

Title. Trustor warrants that: (a) Trustor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Trustor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title. Subject to the exception in the paragraph above, Trustor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Trustor’s title or the interest of Trustee or Lender under this Deed of Trust, Trustor shall defend the action at Trustor’s expense. Trustor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice, and Trustor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation

Compliance With Laws. Trustor warrants that the Property and Trustor’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

DEED OF TRUST

(Continued)

CONDEMNATION. The following provisions relating to eminent domain and inverse condemnation proceedings are a part of this Deed of Trust.

Application of Net Proceeds. If any award is made or settlement entered into in any condemnation proceedings affecting all or any part of the Property or by any proceeding or purchase in lieu of condemnation, Lender may at its election, and to the extent permitted by law, require that all or any portion of the award or settlement be applied to the Indebtedness and to the repayment of all reasonable costs, expenses, and attorney’s fees incurred by Trustee or Lender in connection with the condemnation proceedings.

Proceedings. If any eminent domain or inverse condemnation proceeding is commenced affecting the Property, Trustor shall promptly notify Lender in writing, and Trustor shall promptly take such steps as may be necessary to pursue or defend the action and obtain the award. Trustor may be the nominal party in any such proceeding, but Lender shall be entitled, at its election, to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Trustor will deliver or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

Current Taxes, Fees and Charges. Upon request by Lender, Trustor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender’s lien on the Real Property. Trustor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

Taxes. The following shall constitute taxes to which this section applies: (a) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (b) a specific tax on Trustor which Trustor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (c) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (d) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Trustor.

Subsequent Taxes. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default (as defined below), and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Trustor either (a) pays the tax before it becomes delinquent, or (b) contests the tax as provided above in the “Taxes and Liens” section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust.

Security Agreement. This instrument shall constitute a security agreement pursuant to the laws of the Commonwealth of Virginia to the extent any of the Property constitutes fixtures or other personal property of Trustor (but not as to fixtures or personal property of tenants at the Property), and Trustor

DEED OF TRUST

(Continued)

(as “debtor”) hereby grants to Lender (as “secured party”) a security interest in and to any such fixtures and other personal property. Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time, in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity or by statute in Trustor’s fixtures and personal property.

Security Interest. Upon request by Lender, Trustor shall execute financing statements and any extensions, amendments and renewals thereof and take whatever other action is requested by Lender to perfect and continue Lender’s security interest in the Rents and Personal Property. Trustor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Following an Event of Default, Trustor shall assemble the Personal Property in a manner and at a place reasonably convenient to Trustor and Lender and make it available to Lender within three (3) business days after receipt of written demand from Lender.

Addresses. The mailing addresses of Trustor (debtor) and Lender (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust.

Further Assurances. At any time, and from time to time, upon written request of Lender, Trustor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Trustor under the Note, this Deed of Trust, and the Related Documents, and (b) the liens and security interests created by this Deed of Trust on the Property, whether now owned or hereafter acquired by Trustor. Unless prohibited by law or agreed to the contrary by Lender in writing, Trustor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Trustor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Trustor and at Trustor’s expense. For such purposes, Trustor hereby irrevocably appoints Lender as Trustor’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Trustor pays all the Indebtedness when due and otherwise performs all the obligations imposed upon Trustor under this Deed of Trust, upon Trustor’s request and at Trustor’s sole cost and expense, Lender and Trustee shall execute a release of this Deed of Trust in recordable form to be recorded among the Loudoun County, Virginia land records at Trustor’s sole cost and expense, and Lender shall execute and deliver to Trustor suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Personal Property, to be recorded among the appropriate records at Trustor’s sole cost and expense. Lender may charge Trustor a reasonable release fee at the time of release.

DEED OF TRUST

(Continued)

DEFAULT. Each of the following, at the option of Lender, shall constitute an event of default (“Event of Default”):

Default on Indebtedness. Failure of Trustor to make any payment when due on the Indebtedness, which is not cured by Trustor within ten (10) days after written notice from Lender.

Default on Other Payments. Failure of Trustor within the time required by this Deed of Trust, the Note or any of the Related Documents to make any payment, including without limitation, payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien, which is not cured by Trustor within ten (10) days after written notice from Lender.

Compliance Default. Failure of Trustor to perform or comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents.

Default in Favor of Third Parties. An event of default under and as defined in any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that shall have occurred and be continuing subject to the applicable cure period that may materially affect any of Trustor’s property or Trustor’s ability to repay the Note or perform Trustor’s obligations under this Deed of Trust, the Note or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Trustor set forth in this Deed of Trust, the Note or any of the Related Documents is false or misleading in any material respect.

Defective Collateralization. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Trustor’s existence as a going business, the insolvency of Trustor, the appointment of a receiver for any part of Trustor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Trustor.

Foreclosure, Forfeiture, etc. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Trustor or by any governmental agency against any of the Property. However, this subsection shall not apply in the event of a good faith dispute by Trustor as to the validity or reasonableness of the claim which is the basis of the foreclosure or forfeiture proceeding, provided that Trustor gives Lender written notice of such claim and furnishes reserves or a surety bond in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the claim.

Breach of Other Agreement. Any breach by Trustor under the terms of any other agreement between Trustor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Trustor to Lender, whether existing now or later.

DEED OF TRUST

(Continued)

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Existing Indebtedness. A default shall occur under any existing indebtedness or under any instrument on the Property securing any existing indebtedness, or commencement of any suit or other action to foreclose any existing lien on the Property.

Right to Cure. If an Event of Default occurs other than a payment default, and if Borrower has not been given a notice of a breach of the same provision of this Deed of Trust, the Note or any Related Documents within the preceding twelve (12) months, such default may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s good faith discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical, provided that such cure period shall not exceed one hundred twenty (120) days.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Trustee or Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Acceleration. By notice in writing to the Trustor, declare the entire unpaid balance of the Indebtedness (if not then due and payable) to be due and payable in full, whereupon the same shall become and be immediately due and payable, notwithstanding anything in the Note or in any of the Related Documents to the contrary.

Foreclosure Sale. During the continuance of any such Event of Default, the Trustee personally or by its agents or attorneys, may sell the Property, or any part or parts thereof, and all estate, right, title, interest, claims and demands therein, at public auction at such time and place and upon such terms and conditions as the Trustee may deem appropriate or as may be required or permitted by applicable law or rule of court, having first given such notice prior to the sale of such time, place and terms by publication once a week for two consecutive weeks in at least one newspaper published or having a general circulation in Loudoun County, Virginia as may be required by applicable law or rule of court, or at such other times and by such other methods, if any, as the Trustee or any title insurance company, insuring the lien hereof, may deem appropriate.

Other Remedies. During the continuance of any Event of Default, the Trustee and the Beneficiary may take such other steps to protect and enforce their respective rights, whether by action, suit or proceeding in equity or at law, or in aid of any power granted herein or in the Note or the Related Documents, or for the enforcement of any other appropriate legal or equitable remedy, or otherwise, as the Trustee or the Beneficiary may elect.

Assent to the Passing of a Decree – Power of Sale. The Trustor, in accordance with applicable law and rules of court, does hereby assent to the passing and entry of a decree for the sale of the Property or enforcing or otherwise relating to any of the remedies set forth in the Note or the Related Documents by

DEED OF TRUST

(Continued)

any court of competent jurisdiction, and the Trustee shall have the power, and is hereby authorized to sell the Property and, in the event of a default by any purchaser at any such sale, to resell the Property, all at the cost and expense of the Trustor.

Other Security. The Beneficiary may resort to any other security held by the Beneficiary for the payment of the Indebtedness or the performance of the obligations of Trustor in such order and manner as the Beneficiary may elect, and no such action by the Beneficiary shall operate to limit, modify or terminate any of the rights, powers or remedies contained herein or in the Note or the Related Documents.

Adjournment of Sale. The Trustee may adjourn from time to time any sale to be made under, or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any rule of law, the Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

Conveyance by Trustee. Upon the completion of any sale or sales made by the Trustee under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Trustee or an officer of the court empowered so to do, shall execute and deliver to the purchaser or purchasers a good and sufficient instrument, or instruments, conveying, assigning and transferring all estate, right, title and interest in and to the Property and rights sold. The Trustee is hereby appointed the irrevocable true and lawful attorney of the Trustor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose the Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, the Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Trustor, if so requested by the Trustee or the Beneficiary pursuant to the order of any Court, shall confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Trustee or the Beneficiary, for the purpose and as may be designated in such request. Any such sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Trustor in and to the properties and rights so sold, and shall be a perpetual bar, both at law and in equity, against the Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Trustor.

Purchase by Beneficiary. In the event of the sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Beneficiary shall be competent to bid for and acquire the Property or any part thereof.

Separate Sales. In the event of any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Trustee may sell the Property or any part thereof in one parcel, as an entirety or in such parcels and in such manner or order as the Trustee, in the sole exercise of its discretion, may elect.

Recission of Election to Accelerate. In the event the Beneficiary shall elect to accelerate the maturity of the Indebtedness pursuant to the provisions of this Deed of Trust, such election may be rescinded by written acknowledgement to that effect by the Beneficiary; provided, however, that the acceptance of a partial payment on account of the Indebtedness shall not alone affect or rescind such election.

DEED OF TRUST

(Continued)

Waiver of Redemption – Exemptions Waived. Trustor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from attachment, execution or sale of the Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; or after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the Property so sold or any part thereof, and the Trustor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any right, power or remedy herein granted or delegated to the Trustee or the Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Trustor, for itself and all who claim under it, waives, to the extent that it lawfully may, the benefit of any homestead exemption and any and all right to have the Property marshaled upon any sale or foreclosure hereunder.

Recovery of Judgment. During the continuance of any Event of Default, the Beneficiary shall be entitled and empowered to institute such actions or proceedings at law or in equity as it may consider advisable for the collection of the entire unpaid balance of the Indebtedness, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Trustor in any manner provided by law. The Beneficiary shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceeding for the enforcement of any remedies provided for in the Note or the Related Documents and the right of the Beneficiary to recover judgment as aforesaid shall not be affected by any sale hereunder, or by the passage or entry of a decree of the sale of the Property or any part thereof, or by the enforcement of the provisions of the Note and the Related Documents or the foreclosure of the lien hereof. In the event of a sale of the Property, and of the application of the proceeds of sale, as in this Deed of Trust provided, to the payment of the Indebtedness, the Beneficiary shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Indebtedness and shall be entitled to recover judgment for any portion of the Indebtedness remaining unpaid, with interest as provided in the Note. In case of proceedings against the Trustor in insolvency or bankruptcy or any liquidation of its assets, or any proceedings for its reorganization or involving the liquidation of its assets, then the Beneficiary shall be entitled to prove the whole amount due on account of the Indebtedness, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Property; provided, however, that in no case shall the Beneficiary receive a greater amount than such amount due on account of the Indebtedness from the aggregate amount of the proceeds of the sale of the Property and the distribution from the estate of the Trustor. No recovery of any judgment by the Beneficiary and no levy of an execution under any judgment upon the Property or upon any other property of the Trustor shall affect, in any manner or to any extent, the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of the Trustee or the Beneficiary hereunder, but such liens, rights, powers and remedies of the Trustee and the Beneficiary shall continue unimpaired as before.

Discontinuance of Proceedings. In the event the Trustee or the Beneficiary shall commence any proceeding to enforce any right, power or remedy under the Note or the Related Documents and such proceedings shall be discontinued or abandoned for any reason, then in every such case the parties shall be restored to their former positions and the right, powers and remedies of the Trustee and the Beneficiary shall continue as if no such proceedings had been commenced.

DEED OF TRUST

(Continued)

No Conditions Precedent to Exercise of Remedies. Neither Trustor nor any guarantor of the payment of all or any part of the Indebtedness or the performance of any of the other obligations of Trustor shall be relieved of any obligation by reason of the failure of the Beneficiary to comply with any request of Trustor or of any other person to take action to foreclose on this Deed of Trust or otherwise to enforce any provisions of the Note or the Related Documents, or by reason of the release, regardless of consideration, of all or any part of the Property, or by reason of any agreement of stipulation between any subsequent owner of the Property and Beneficiary extending the time of payment or modifying the terms of the Note or the Related Documents without first having obtained the consent of Trustor or such guarantor and in the latter event, Trustor and all guarantors shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

Application of Proceeds. The proceeds of any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, together with any other sums which may then be held by the Trustee or the Beneficiary pursuant to this Deed of Trust, whether under the provisions of this Section or otherwise, shall be applied as follows:

(a) First, to the payment of the costs and expenses of such sale, including, without limitation, compensation to the Trustee (including the commission hereinafter provided) and the Beneficiary, their respective agents and counsel, and of any judicial or other proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Trustee or the Beneficiary under this Deed of Trust, and all taxes and assessments due upon the Property at the time of such sale and to discharge any other lien prior to this Deed of Trust, except any taxes, assessments or other liens subject to which the Property shall have been sold.

(b) Second, to the payment of whatever may then remain unpaid on account of the Indebtedness, with interest thereon to the date of payment or as otherwise provided in the Note and the Related Documents.

(c) Third, to the payment of any other sums required to be paid by the Trustor pursuant to any provision of this Deed of Trust or the Note or the Related Documents, including, without limitation, all expenses, liabilities and advances made or incurred by the Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest on all such advances.

(d) Fourth, to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same upon the delivery and surrender of the Property sold and conveyed and upon the delivery of all records, books, leases, contracts, security deposits, agreements and other materials relating to the Property or the operation thereof to the Trustee or the purchaser.

Application of Purchase Money. In the event of any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the receipt of the Trustee of the payment to it of the purchase money shall be full and sufficient discharge of any purchase of the Property and no such purchaser after paying such purchase money and receiving such a receipt, shall be bound or liable to see to the application of such purchase money.

DEED OF TRUST

(Continued)

UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Virginia Uniform Commercial Code, including without limitation the right to recover any deficiency in the manner and to the full extent provided by Virginia law.

Collect Rents. Lender shall have the right, without notice to Trustor, to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender’s costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of any Rents or use fees directly to Lender. If the Rents are collected by Lender, then Trustor irrevocably designates Lender as Trustor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Trustor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Trustor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property following an Event of Default of Trustor, Trustor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender’s option, either (a) pay a reasonable rental for the use of the Property, or (b) vacate the Property immediately upon the demand of Lender.

Notice of Sale. Lender shall give Trustor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean written notice given at least five (5) business days before the time of the sale or disposition. Any sale of Personal Property may be made in conjunction with any sale of the Real Property.

Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s rights otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy provided in this Deed of Trust, the Note, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Trustor under this Deed of Trust after failure of Trustor to perform shall not affect Lender’s right to declare a default and to exercise any of its remedies.

Attorneys’ Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable

DEED OF TRUST

(Continued)

expenses incurred by Lender which in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s reasonable attorneys’ fees whether or not there is a lawsuit, including reasonable attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Trustor also will pay any court costs, in addition to all other sums provided by law.

Rights of Trustee. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust.

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and Trustor; (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Trustor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Acceptance – Standard of Conduct. Trustee, by acceptance hereof as evidenced by the recording of this Deed of Trust among the Loudoun County land records, hereby covenants faithfully to perform and fulfill the trust herein created; provided, however, that Trustee shall be liable hereunder only for gross negligence, willful misconduct or bad faith. In any event, Trustee shall be indemnified and forever held harmless by Beneficiary for any action which Trustee may take pursuant to and in reliance upon the written instructions of Beneficiary.

Fees and Expenses. Trustor shall pay all reasonable costs, fees and expenses of Trustee, its agents and counsel, incurred in connection with the performance of Trustee’s duties hereunder. Nothing contained in this Deed of Trust shall be construed to require Trustee to make any advances of funds for the benefit of either Trustor or Beneficiary for any reason or purpose.

Commission on Sale. In the event of any sale made under or by virtue of this Deed of Trust, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, Trustee shall be entitled to retain as compensation a commission equal to three percent (3%) of the total amount then due on account of the Indebtedness, but not less than $100,000.00.

DEED OF TRUST

(Continued)

Commission on Advertisement. Immediately upon the first publication of an advertisement of any sale to be made under or by virtue of this Deed of Trust, whether made under the power of sale herein granted or under or by virtue of judicial proceeding or of a judgment or decree of foreclosure and sale, Trustee shall be entitled to receive as compensation from Trustor a commission of one and one-half percent (1.5%) of the total amount then due on account of the Indebtedness, and upon the first publication of any such advertisement, such commission shall be considered earned by Trustee, payable by Trustor, and a part of the Indebtedness. The commission in this paragraph and in the immediately preceding paragraph shall not be cumulative.

Resignation. Trustee may resign at any time upon thirty (30) days written notice to Trustor and Beneficiary.

Successor Trustee. Lender, at Lender’s option, may from time to time appoint a successor Trustee to any Trustee appointed hereunder by an instrument executed and acknowledged by Lender and recorded in the land records of Loudoun County, Virginia. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Trustor, the book and page where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successor in interest. The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law. This procedure for substitution of trustee shall govern to the exclusion of all other provisions for substitution.

NOTICES. Any notice under this Deed of Trust shall be in writing, may be sent by facsimile (unless otherwise required by law), and shall be effective when actually delivered, or when deposited with a nationally recognized overnight courier, or, if mailed, shall be deposited in the United States mail first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust and shall be deemed effective when received. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender’s address, as shown near the beginning of this Deed of Trust. For notice purposes, Trustor agrees to keep Lender and Trustee informed at all times of Trustor’s current address. Each Trustor requests that copies of any notices of default and sale be directed to Trustor’s address shown near the beginning of this Deed of Trust.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with the Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Annual Reports. Trustor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Trustor’s previous fiscal year in such form and detail as Lender at all require. “Net operating income” shall mean all cash receipts from the Property less all cash expenditures, on an accrual basis, made in connection with the operation of the Property.

DEED OF TRUST

(Continued)

Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

Arbitration. Lender and Trustor agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Deed of Trust or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Lender and Trustor agree that in the event of an action for judicial foreclosure pursuant to the applicable laws of the Commonwealth of Virginia, the commencement of such an action will not constitute a waiver of the right to arbitrate and the court shall refer to arbitration as much of such action, including counterclaims, as lawfully may be referred to arbitration. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Deed of Trust shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Applicable Law. This Deed of Trust has been delivered to Lender and accepted by Lender in the Commonwealth of Virginia. Subject to the provisions on arbitration, this Deed of Trust shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

DEED OF TRUST

(Continued)

Successors and Assigns. Subject to the limitations stated in this Deed of Trust on transfer of Trustor’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Trustor, Lender, without notice to Trustor, may deal with Trustor’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Trustor from the obligations of this Deed of Trust or liability under the Indebtedness.

Time Is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waivers and Consents. Lender shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Trustor, shall constitute a waiver of any of Lender’s rights or any of Trustor’s obligations as to any future transactions. Whenever consent by Lender is required in this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

Nature of Loan. Trustor hereby represents and warrants that it is a business or commercial organization and further represents and warrants that the Indebtedness secured by this Deed of Trust was made and transacted solely for the purpose of holding, developing and managing real estate for profit within the meaning of the Code of Virginia.

Statutory Provisions. This Deed of Trust is made under and pursuant to the provisions of the Code of Virginia (1950), as amended, Sections 55-59, 55-60, 26-49 and 55-58.2, as amended, and shall be construed to impose and confer upon the parties hereto and the Beneficiary all rights, duties and obligations prescribed by said Sections, as amended, except as herein otherwise restricted, expanded or changed, including (without limitation) the following rights, duties and obligations described in short form:

(a) All exemptions are hereby waived.

(b) Subject to all (call) on default.

(c) Renewal, extension or reinstatement permitted.

(d) Advertisement required once a week for two (2) successive weeks.

(e) If there is more than one (1) Trustee, any Trustee may act.

DEFINITIONS. The following words shall have the following meanings when used in this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Virginia Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

DEED OF TRUST

(Continued)

Beneficiary. The word “Beneficiary” means FIRST CREDIT BANK, a California Banking Corporation, its successors and assigns. FIRST CREDIT BANK also is referred to as “Lender” in this Deed of Trust.

Deed of Trust. The words “Deed of Trust” mean this Deed of Trust among Trustor, Lender, and Trustee, as the same may be modified or supplemented from time to time, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Guarantor. The word “Guarantor” means and includes without limitation any and all guarantors, sureties, and accommodation parties in connection with the Indebtedness,

Improvements. The word “Improvements” means and includes without limitation all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Trustor or expenses incurred by Trustee or Lender to enforce obligations of Trustor under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.

Note. The word “Note” means the Note of even date herewith in the principal amount of $25,000,000.00 from Trustor to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note.

Personal Property. The words “Personal Property” mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Trustor, and now or hereafter attached or affixed to the Real Property and owned by Trustor; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word “Property” means collectively the Real Property and the Personal Property.

Real Property. The words “Real Property” mean the property, interests and rights described above in the “Conveyance and Grant” section.

Related Documents. The words “Related Documents” mean and include without limitation the Construction Loan Agreement, all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future leases, rents, revenues, income, issues, royalties, profits, and other benefits derive from the Property together with the cash proceeds of the Rents.

Trustor. The word “Trustor” means Fox Properties LLC, a Delaware limited liability company.

DEED OF TRUST

(Continued)

[Signature on following page]

DEED OF TRUST

(Continued)

TRUSTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND TRUSTOR AGREES TO ITS TERMS.

TRUSTOR:

FOX PROPERTIES LLC, a Delaware limited liability company

By:	Safari Ventures LLC, a Delaware limited liability company its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Managing Member

		By:	/s/ Lammot J. du Pont
		Name:	Lammot J. du Pont
		Title:	Executive Chairman of the Board

STATE OF	Virginia	)
		)	ss:
CITY/COUNTY OF	Fairfax	)

I HEREBY CERTIFY that on                     , 2009, before me, a Notary Public of the jurisdiction aforesaid, personally appeared                                         , known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument, who in his official and authorized capacity as the Managing Member of FOX PROPERTIES LLC, and being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing his name as the Managing Member of the limited liability company, on behalf of the limited liability company.

WITNESS my hand and Notarial Seal.

/s/ Cortney A. Smith
Notary Public

My Commission Expires: June 30, 2012

My Registration Number is: #352199

DEED OF TRUST

(Continued)

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

ALL THAT CERTAIN lot or parcel of land, situate, lying and being in Loudoun County, Virginia, and being more particularly described as follows:

Lot 13A, Phase III, ASHBURN BUSINESS PARK, as shown on plat entitled “ Consolidation Boundary Line Adjustment on Lots 13 and 14, Ashburn Business Park Phase II, and Lots 15, 16 and 17, Ashburn Business Park Phase I, Dulles Election District, Loudoun County, Virginia”, dated September 10, 2007 and recorded as Instrument No. 20071004-0072288, a copy of which is recorded with Deed of Consolidation, dated September 27, 2007 and recorder October 4, 2007 as Instrument No. 20071004-0072287, among the land records of Loudoun County, Virginia.

AND BEING the same property conveyed to Fox Properties LLC, a Delaware limited liability company by Deed of Contribution dated August 8, 2007 and recorded August 9, 2007 among the land records of Loudoun County, Virginia as Instrument No. 20070809-0059274 and by Deed of Consolidation dated September 27, 2007 and recorded October 4, 2007 as Instrument No. 20071004-0072287.